Exhibit 10.18

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                        2004 EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. This 2004 Employee Stock Purchase Plan (the "Plan") is intended to encourage and assist employees of Specialized Health Products International, Inc. (the "Company") and the employees of any present or future subsidiaries of the Company in acquiring a stock ownership interest in the Company.

         2. Stock Subject to the Plan. Subject to adjustment pursuant to Section 11 of the Plan, the aggregate number of shares of Company common stock (the "Shares") which may be sold under the Plan is SEVEN HUNDRED FIFTY THOUSAND (750,000) shares. The Shares may be authorized but unissued, or reacquired, shares of common stock of the Company. The Company, during the term of the Plan, shall at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

         3. Eligibility. Any person who is an employee of the Company or of any of its subsidiaries (an "Employee") and who (i) is selected by the Board of Directors or (ii) participates in any 401(k) plan or other retirement plan that is sponsored by the Company or any Company subsidiary (individually and collectively, a "Company 401(k) plan"), is eligible to participate in the Plan. For purposes of the Plan, "subsidiary" shall mean a corporation of which not less than fifty percent (50%) of the voting shares are held by the Company or a subsidiary of the Company.

         4. Joining the Plan. Any eligible Employee's participation in the Plan shall be effective when (i) the Board of Directors awards Shares to the Employee or (ii) the Employee elects to purchase Shares through a Company 401(k) plan. Participation of any Employee in the Plan is entirely voluntary. Any Employee receiving Shares shall have no rights with respect to continuation of employment, nor with respect to continuation of any particular Company business, policy or product.

         5. Purchase and Grants of Shares. Employees may purchase Shares by electing to do so through a Company 401(k) plan. No Employee will be permitted to make contributions for any period during which he or she is not receiving pay from the Company or a subsidiary of the Company.

         In addition, the Board of Directors may, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Certificate of Incorporation, By-laws and the Plan:

         (i) select and approve Employees who will be granted Shares under the Plan, determine the consideration to be paid for such Shares, if any, and determine the number of Shares to be awarded;

         (ii) interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for the operation and administration of the Plan; and

         (iii) delegate all or a portion of its authority under clauses (i) and
(ii) above to a committee of one or more directors of the Company.

         6. Issuance of Shares. The Company shall effect transactions for the purchase of Shares by a Company 401(k) plan on such date(s) and in a manner as is consistent with the Company's practices and policies under such Company 401(k) plan. The Company shall effect other issuances of Shares under the Plan on such terms and conditions as the Board of Directors deems advisable.

         7. Purchase Price. The Board of Directors can award Shares to Employee under the Plan for such consideration as the Board of Directors deems appropriate. The purchase price for the Shares purchased under a Company 401(k) plan shall be the fair market value of the Company's common stock on the date of

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the purchase. The fair market value of the Company's common stock on the date of purchase shall be the average of the bid and ask prices of the stock in the over-the-counter market as quoted on the OTC Bulletin Board or the NASDAQ Small Cap Market, as applicable, or if its stock is a National Market System security the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of grant.

         8. Termination of Membership. An Employee's membership in the Plan will be terminated when the participant is no longer an Employee of the Company or a subsidiary of the Company or the Employee no longer qualifies to participate in a Company 401(k) plan. A terminated participant can rejoin the Plan at any time when the terminated participant is an Employee of the Company or a subsidiary of the Company and qualifies to participate in a Company 401(k). Notwithstanding the foregoing, the Board of Directors may elect to issue Shares to any Employee of the Company on any terms that the Board of Directors deems appropriate irrespective of whether the Employee qualifies to participate in a Company 401(k) plan.

         9. Administration of the Plan. The Plan shall be administered by the Board of Directors or a committee of the Board of Directors comprised of one or more committee members. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any taxes applicable to the Employee, if any, shall be charged or credited to the Employee by the Company.

         10. Modification and Termination. The Company expects to continue the Plan until such time as the Shares reserved for issuance under the Plan have been sold. The Company reserves, however, the right to amend, alter or terminate the Plan in its sole discretion.

         11. Adjustments upon Changes in Capitalization. Appropriate and proportionate adjustments shall be made in the number and class of shares of stock subject to this Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company.

         12. Transferability of Rights. No rights of any Employee under this Plan shall be transferable by him or her, by operation of law or otherwise, except as otherwise required by applicable law.

         13. Participation in Other Plans. Nothing herein contained shall affect an Employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Employee welfare plan or program of the Company.

         14. Applicable Law. The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of Delaware.

         15. Effective Date of Plan. The Plan shall become effective on January 27, 2004. The Company's obligation to offer, sell or deliver Shares under the Plan is subject to any governmental approval required in connection with the authorized issuance or sale of such Shares and is further subject to the determination by the Company that it has complied with all applicable securities laws.

         16. Legend Conditions. The Shares to be issued pursuant to the provisions of this Plan shall have endorsed upon their face the following:

                  (1) Any legend condition imposed as a requirement under applicable state law; and

                  (2) Unless the shares to be issued under this Plan have been registered under the Securities Act of 1933, the following:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for

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         investment and may not be pledged or hypothecated, and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act.

            Date Plan Adopted by Board of Directors: January 27, 2004


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